EXHIBIT 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Cheryl K. Ramagano	October 30, 2007
Vice President & Treasurer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended September 30, 2007, net income was $4.4 million, or $.37 per diluted share, as compared to $15.7 million, or $1.32 per diluted share, during the same quarter in the prior year. Net income from continuing operations during the third quarter of 2007 was $4.4 million, or $.37 per diluted share, as compared to $15.7 million, or $1.32 per diluted share, during the comparable prior year quarter. Favorably impacting net income and income from continuing operations during the quarter ended September 30, 2006 was a gain of $11.3 million, or $0.95 per diluted share, related to the recovery of replacement costs of real estate at Chalmette Medical Center (“Chalmette”).

Funds from operations (“FFO”) were $7.2 million and FFO per diluted share were $.61 during the three months ended September 30, 2007 as compared to FFO of $7.0 million and FFO per diluted share of $.59 during the comparable prior year quarter. The third quarter dividend of $.575 per share was paid on September 28, 2007.

For the nine month period ended September 30, 2007, net income was $18.2 million, or $1.53 per diluted share, as compared to $27.6 million, or $2.32 per diluted share, during the prior year nine month period. Net income from continuing operations was $15.7 million, or $1.32 per diluted share, during the nine month period ended September 30, 2007 as compared to $27.4 million, or $2.30 per diluted share, during the comparable prior year nine month period. Included in net income during the nine month period ended September 30, 2007 was a gain of $2.3 million, or $.19 per diluted share, realized on the sale of a medical office building. Also included in net income during the first nine months of 2007 was a gain of $252,000, or $.02 per diluted share, resulting from the sale of real property by an unconsolidated LLC and a gain of $1.7 million, or $.15 per diluted share, related to the recovery of replacement costs of real estate assets at Chalmette. Included in net income and income from continuing operations during the nine month period ended September 30, 2006 was a gain of $11.3 million, or $.95 per diluted share, related to the recovery of replacement costs of real estate assets at Chalmette and a gain on the sale of real property by a LLC of $1.9 million, or $.16 per diluted share, FFO were

$22.0 million, or $1.85 per diluted share, during the nine month period ended September 30, 2007 as compared to $21.8 million, or $1.84 per diluted share, during the prior year nine month period.

At September 30, 2007, our shareholders’ equity was $163.0 million and our liabilities for borrowed funds were $27.2 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $12.5 million.

During the fourth quarter of 2006, as a result of the expiration of master lease agreements between subsidiaries of Universal Health Services, Inc. (“UHS”) and two LLCs in which we own non-controlling ownership interests of 95% and 99%, we began recording the financial results of these LLCs on an unconsolidated basis. For comparative purposes, during the three months ended September 30, 2006, these entities generated, on a combined basis, approximately $1.2 million of revenue, $260,000 of depreciation and amortization expense, $617,000 of other operating expenses and $227,000 of interest expense. During the nine month period ending September 30, 2006, these entities generated, on a combined basis, approximately $3.6 million of revenue, $699,000 of depreciation and amortization expense, $1.5 million of other operating expenses and $681,000 of interest expense. There was no impact on our net income or income from continuing operations as a result of recording these LLCs on an unconsolidated basis.

We have been advised by UHS that over the last several weeks, at UHS’s request, legal representatives of UHS have met with representatives of the United States Attorney’s Office for the Southern District of Texas to discuss the status of the previously disclosed investigations of UHS’s South Texas Health System affiliates, which operate McAllen Medical Center. UHS’s representatives have been advised that the investigations remain active and ongoing and that the government is focused on payments to physicians and certain others that they believe may have been improper or illegal. UHS believes that the government is also focusing its investigation to determine whether the South Texas Health System affiliates and certain individuals illegally failed to fully comply with the original government subpoena. UHS is in the process of investigating these matters and is cooperating with the investigations and intends to respond to the matters raised with them. UHS has advised us that it is unable to evaluate the existence or extent of any potential financial exposure in connection with this matter at this time.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-four real estate investments in fourteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2007 and 2006

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Base rental - UHS facilities	$3,067	$3,153	$9,182	$9,339
Base rental - Non-related parties	2,324	2,993	7,033	8,888
Bonus rental - UHS facilities	926	1,037	2,998	3,292
Tenant reimbursements and other - Non-related parties	565	961	1,714	2,725
Tenant reimbursements and other - UHS facilities	23	61	100	258

	6,905	8,205	21,027	24,502

Expenses:
Depreciation and amortization	1,327	1,478	3,836	4,153
Advisory fees to UHS	355	364	1,062	1,066
Other operating expenses	1,083	1,776	3,299	4,931

	2,765	3,618	8,197	10,150

Income before equity in income of unconsolidated limited liability companies (“LLCs”), replacement property recovered from UHS (Chamlette) and interest expense	4,140	4,587	12,830	14,352

Equity in income of unconsolidated LLCs (including recognition of gain on sale of real property of $252 during the nine months ended September 30, 2007 and a previously deferred gain of $1,860 on sale of our interest in an unconsolidated LLC for the nine month period ended September 30, 2006)	692	523	2,340	3,788

Replacement property recovered from UHS - Chalmette	20	11,265	1,748	11,265

Interest expense	(438)	(696)	(1,233)	(2,052)

Income from continuing operations	4,414	15,679	15,685	27,353

Income from discontinued operations, net (including gain on sale of real property of $2,270 during the nine months ending September 30, 2007)	16	46	2,527	212

Net income	$4,430	$15,725	$18,212	$27,565

Basic earnings per share:
From continuing operations	$0.37	$1.33	$1.33	$2.32
From discontinued operations	$0.00	$0.00	$0.21	$0.02

Total basic earnings per share	$0.37	$1.33	$1.54	$2.34

Diluted earnings per share:
From continuing operations	$0.37	$1.32	$1.32	$2.30
From discontinued operations	$0.00	$0.00	$0.21	$0.02

Total diluted earnings per share	$0.37	$1.32	$1.53	$2.32

Weighted average number of shares outstanding - Basic	11,835	11,786	11,811	11,782
Weighted average number of share equivalents	36	82	63	80

Weighted average number of shares and equivalents outstanding - Diluted	11,871	11,868	11,874	11,862

Calculation of Funds From Operations (“FFO”):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income	$4,430	$15,725	$18,212	$27,565

Plus: Depreciation and amortization expense:
Consolidated investments	1,316	1,415	3,806	4,045
Unconsolidated affiliates	1,484	1,120	4,274	3,212
Discontinued operations	—	31	—	93
Less: Gain on sale of real property - discontinued operations	—	—	(2,270)	—
Gain on LLC’s sale of real property	—	—	(252)	—
Gain on asset exchange and substitution agreement with UHS - Chalmette	(20)	(11,265)	(1,748)	(11,265)
Previously deferred gain on sale of our interest in an unconsolidated LLC	—	—	—	(1,860)

Funds from operations (FFO)	$7,210	$7,026	$22,022	$21,790

Funds from operations (FFO) per share - Basic	$0.61	$0.60	$1.86	$1.85

Funds from operations (FFO) per share - Diluted	$0.61	$0.59	$1.85	$1.84

Dividend paid per share	$0.575	$0.565	$1.720	$1.690

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	September 30, 2007	December 31, 2006
Assets:

Real Estate Investments:
Buildings and improvements	$178,604	$171,761
Accumulated depreciation	(59,304)	(56,935)

	119,300	114,826
Land	18,244	19,317
Construction in progress	—	9,220

Net Real Estate Investments	137,544	143,363

Investments in and advances to limited liability companies (“LLCs”)	51,724	47,223

Other Assets:
Cash and cash equivalents	1,013	798
Bonus rent receivable from UHS	926	1,025
Rent receivable - other	608	814
Deferred charges and other assets, net	1,414	916

Total Assets	$193,229	$194,139

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$14,700	$13,600
Mortgage note payable, non-recourse to us	3,751	3,849
Mortgage note payable of consolidated LLC, non-recourse to us	8,739	8,888
Accrued interest	74	84
Accrued expenses and other liabilities	2,140	2,857
Tenant reserves, escrows, deposits and prepaid rents	708	595

Total Liabilities	30,112	29,873

Minority interest	81	69

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2007 - 11,838,597; 2006 - 11,791,950	118	118
Capital in excess of par value	188,481	187,524
Cumulative net income	323,086	304,874
Cumulative dividends	(348,649)	(328,319)

Total Shareholders’ Equity	163,036	164,197

Total Liabilities and Shareholders’ Equity	$193,229	$194,139